Exhibit 10.155

EXHIBIT (10)(155)

NON-CIRCUMVENTION – NO SHOP AGREEMENT

This Non-Circumvention – Commission Agreement (this “Agreement”) is entered into as of this December 24, 2013, among New England WOB, LLC (“NEWOB”), Attitude Beer Holding Co. (“ABH”) and the person identified on the signature page hereto as the principal (“Principal”).

RECITALS

WHEREAS, NEWOB and ABH have entered into a Joint Venture Agreement;

WHEREAS, the Principal is a principal of NEWOB;

NOW, THEREFORE, for good and adequate consideration, the receipt of which is hereby acknowledged, the parties hereto, agree as follows:

1.          NEWOB and the Principals agree for themselves and all of their shareholders, members, directors, managers, officers, affiliates and beneficial owners and any entity owned directly or indirectly, managed or related to them, along with any of their affiliates (collectively the “Affiliates”), not to enter into any agreement that would impair ABH’s rights under the Joint Venture Agreement.

2.          It is further understood and agreed that money damages would not be a sufficient remedy for any breach or threatened breach of this agreement and that ABH would suffer immediate and irreparable injury, loss and damage and shall be entitled to specific performance and injunctive or other equitable relief as a remedy for any such breach without posting a bond or other security and NEWOB and Principal expressly waive any requirement for posting a bond. Such remedy shall not be deemed to be the exclusive remedy for a breach of this agreement, but shall be in addition to all other remedies available at law or equity to ABH.

3.          This Agreement will be governed by the substantive laws of the State of New York, without regards to the conflicts of laws provisions thereof that would result in the application of the substantive law of any forum other than the State of York. The parties each hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the State and County of New York for the adjudication of any dispute hereunder or in connection herewith and waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper.

4.          Any notice, demand or request required or permitted to be given by the respective parties hereto pursuant to the terms of this Agreement shall be in writing and shall be deemed delivered (i) when delivered personally or by verifiable facsimile transmission, unless such delivery is made on a day that is not a Business Day, in which case such delivery will be deemed to be made on the next succeeding Business Day, (ii) on the next Business Day after timely delivery to an overnight courier and (iii) on the Business Day actually received if deposited in the U.S. mail (certified or registered mail, return receipt requested, postage prepaid), addressed to the address set forth on the signature page hereto. Any party may change the address(es) to which all notices, requests and other communications are to be sent by giving written notice of such address change to the other Parties in conformity with this Section, but such change shall not be effective until notice of such change has been received by the other Party.

5.          This Agreement may be executed in two or more counter parts. A facsimile signature will be deemed an original for all purposes. This Agreement may be delivered by electronic means.

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IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the date first written above.

NEWOB

NEW ENGLAND WOB, LLC

/s/ Glenn E. Straub
By: Glenn E. Straub
Its: Manager
505 S. Flagler Drive, Suite #1010
West Palm Beach, FL, 33401

ABH

ATTITUDE BEER HOLDING CO.

/s/ Roy Warren
By: Roy Warren
Its: President
712 US Highway 1, Suite 200
North Palm Beach, FL 33408

PRINCIPAL

/s/ Glenn E. Straub
Glenn E. Straub
505 S. Flagler Drive, Suite #1010
West Palm Beach, FL, 33401

/s/ James D. Cecil
James D. Cecil
505 S. Flagler Drive, Suite #1010
West Palm Beach, FL, 33401